UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 19, 2018, RPM International Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period (the “Blackout Period”) in connection with the planned change in the record keeper and trustee of the RPM International Inc. 401(k) Trust and Plan and the RPM International Inc. Union 401(k) Trust and Plan would begin at 4:00 p.m. Eastern Time on May 23, 2018 and was expected to end the week of June 10, 2018. A copy of the notice, as required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 under Regulation BTR, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information regarding the actual beginning and ending dates of the Blackout Period by contacting Janeen Kastner, Vice President – Corporate Benefits & Risk Management, in writing, at P.O. Box 777, Medina, Ohio, 44228.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Important Notice to Directors and Executive Officers of RPM International Inc. Regarding Blackout Period and Regulation BTR Trading Restrictions, dated April 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date April 19, 2018
/s/ Janeen B. Kastner
Janeen B. Kastner Vice President — Corporate Benefits & Risk Management